- -------------------------------------------------------------------------------

                            M.D.C. HOLDINGS, INC.,
                                         Issuer

                                      and

                       FIRST BANK NATIONAL ASSOCIATION,
                                           Trustee


                                 -------------


                                   INDENTURE



                         Dated as of December 15, 1993


                                 -------------



                8-3/4% Convertible Subordinated Notes due 2005

- -------------------------------------------------------------------------------

                  TABLE OF CONTENTS
                  -----------------

                                                       PAGE
                                                       ----

                      ARTICLE ONE
       DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1  Definitions...............................   1
SECTION 1.2  Incorporation by Reference of TIA.........  14
SECTION 1.3  Rules of Construction.....................  15

                       ARTICLE TWO
                     THE SECURITIES
SECTION 2.1  Form and Dating...........................  16
SECTION 2.2  Execution and Authentication..............  16
SECTION 2.3  Registrar, Paying Agent and Conversion
             Agent.....................................  17
SECTION 2.4  Paying Agent to Hold Assets in Trust......  18
SECTION 2.5  Securityholder Lists......................  18
SECTION 2.6  Transfer and Exchange.....................  19
SECTION 2.7  Replacement Securities....................  19
SECTION 2.8  Outstanding Securities....................  20
SECTION 2.9  Treasury Securities.......................  20
SECTION 2.10 Temporary Securities......................  21
SECTION 2.11 Cancellation..............................  21
SECTION 2.12 Defaulted Interest........................  21
SECTION 2.13 Legending of the Securities;
             Restrictions on Transfers.................  23

                      ARTICLE THREE
                        REDEMPTION
SECTION 3.1  Right of Redemption.......................  24
SECTION 3.2  Notices to Trustee........................  24
SECTION 3.3  Selection of Securities to Be Redeemed....  24
SECTION 3.4  Notice of Redemption......................  25
SECTION 3.5  Effect of Notice of Redemption............  27
SECTION 3.6  Deposit of Redemption Price...............  27
SECTION 3.7  Securities Redeemed in Part...............  28
SECTION 3.8  Conversion Arrangements on Call for
             Redemption ...............................  28

                      ARTICLE FOUR
                        COVENANTS
SECTION 4.1  Payment of Securities....................  28
SECTION 4.2  Maintenance of Office or Agency..........  29
SECTION 4.3  Corporate Existence......................  30
SECTION 4.4  Payment of Taxes and Other Claims........  30
SECTION 4.5  Maintenance of Properties and
             Insurance................................  30
SECTION 4.6  Compliance Certificate; Notice of
             Default..................................  31
SECTION 4.7  SEC Reports..............................  32
SECTION 4.8  Limitation on Transactions with
             Affiliates...............................  33
SECTION 4.9  Waiver of Stay, Extension or Usury
             Laws.....................................  34
SECTION 4.10 Repurchase of Notes at the Option of
             the Holder Upon a Change of Control .....  35

                       ARTICLE FIVE
                  SUCCESSOR CORPORATION
SECTION 5.1  When Company May Merge, Etc. ............  38
SECTION 5.2  Successor Corporation Substituted........  39

                       ARTICLE SIX
             EVENTS OF DEFAULT AND REMEDIES
SECTION 6.1  Events of Default........................  39
SECTION 6.2  Acceleration of Maturity Date;
             Rescission and Annulment.................  42
SECTION 6.3  Collection of Indebtedness and Suits
             for Enforcement by Trustee ..............  43
SECTION 6.4  Trustee May File Proofs of Claim.........  44
SECTION 6.5  Trustee May Enforce Claims Without
             Possession of Securities.................  45
SECTION 6.6  Priorities...............................  46
SECTION 6.7  Limitation on Suits......................  46
SECTION 6.8  Unconditional Right of Holders to
             Receive Principal, Premium and
             Interest.................................  47
SECTION 6.9  Rights and Remedies Cumulative...........  47
SECTION 6.10 Delay or Omission Not Waiver.............  48
SECTION 6.11 Control by Holders.......................  48
SECTION 6.12 Waiver of Past Default...................  48
SECTION 6.13 Undertaking for Costs....................  49
SECTION 6.14 Restoration of Rights and Remedies.......  49

                      ARTICLE SEVEN
                         TRUSTEE
SECTION 7.1  Duties of Trustee........................  50
SECTION 7.2  Rights of Trustee........................  51
SECTION 7.3  Individual Rights of Trustee.............  52
SECTION 7.4  Trustee's Disclaimer.....................  53
SECTION 7.5  Notice of Default........................  53
SECTION 7.6  Reports by Trustee to Holders............  53
SECTION 7.7  Compensation and Indemnity...............  53
SECTION 7.8  Replacement of Trustee...................  55
SECTION 7.9  Successor Trustee by Merger, Etc.........  56
SECTION 7.10 Eligibility; Disqualification............  56
SECTION 7.11 Preferential Collection of Claims
             Against Company..........................  56

                        ARTICLE EIGHT
                 SATISFACTION AND DISCHARGE
SECTION 8.1  Satisfaction, Discharge of the
             Indenture, Covenant Defeasance...........  57
SECTION 8.2  Termination of Obligations Upon
             Cancellation of the Securities...........  59
SECTION 8.3  Survival of Certain Obligations..........  60
SECTION 8.4  Acknowledgment of Discharge by Trustee...  61
SECTION 8.5  Application of Trust Assets..............  61
SECTION 8.6  Repayment to the Company.................  61
SECTION 8.7  Reinstatement............................  62


                      ARTICLE NINE
           AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 9.1  Supplemental Indentures Without
             Consent of Holders.......................  62
SECTION 9.2  Amendments, Supplemental Indentures and
             Waivers with Consent of Holders .........  63
SECTION 9.3  Compliance with TIA......................  65
SECTION 9.4  Revocation and Effect of Consents........  66
SECTION 9.5  Notation on or Exchange of Securities....  67
SECTION 9.6  Trustee to Sign Amendments, Etc..........  67

                       ARTICLE TEN
               MEETINGS OF SECURITYHOLDERS
SECTION 10.1  Purposes for Which Meetings May
              Be Called................................  67
SECTION 10.2  Manner of Calling Meetings...............  68
SECTION 10.3  Call of Meetings by Company or Holders...  68
SECTION 10.4  Who May Attend and Vote at Meetings......  69
SECTION 10.5  Regulations May Be Made by Trustee;
              Conduct of the Meeting; Voting Rights;
              Adjournment..............................  69
SECTION 10.6  Voting at the Meeting and Record to Be
              Kept ....................................  70
SECTION 10.7  Exercise of Rights of Trustee or
              Holders May Not Be Hindered or
              Delayed by Call of Meeting...............  71

                      ARTICLE ELEVEN
                        CONVERSION
SECTION 11.1  Conversion Privilege....................  71
SECTION 11.2  Conversion Procedure....................  72
SECTION 11.3  Fractional Shares.......................  73
SECTION 11.4  Taxes on Conversion.....................  73
SECTION 11.5  Company to Provide Stock................  73
SECTION 11.6  Conversion Price Adjustment.............  74
SECTION 11.7  Adjustment for Shares Issued
              Below Market Price......................  75
SECTION 11.8  Adjustment for Other Distributions......  76
SECTION 11.9  Adjustment for Common Stock Issuances...  78
SECTION 11.10 Adjustment for Issuances of
              Convertible Securities..................  80
SECTION 11.11 Adjustment to Number of Conversion
              Shares..................................  82
SECTION 11.12 Voluntary Adjustment....................  82
SECTION 11.13 Current Market Price....................  82
SECTION 11.14 Consideration Received..................  82
SECTION 11.15 When Adjustment May Be Deferred.........  83
SECTION 11.16 When No Adjustment Required.............  84
SECTION 11.17 Notice of Adjustment....................  84
SECTION 11.18 Notice of Certain Transactions..........  84
SECTION 11.19 Reorganization of the Company...........  85
SECTION 11.20 Trustee's Disclaimer....................  85

                     ARTICLE TWELVE
                      SUBORDINATION
SECTION 12.1  Securities Subordinated to Senior
              Indebtedness...........................  85
SECTION 12.2  No Payment on Securities in
              Certain Circumstances..................  86
SECTION 12.3  Securities Subordinated to Prior
              Payment of all Senior Indebtedness on
              Dissolution, Liquidation or
              Reorganization.........................  88
SECTION 12.4  Holders to Be Subrogated to Rights of
              Holders of Senior Indebtedness ........  90
SECTION 12.5  Obligations of the Company
              Unconditional..........................  90
SECTION 12.6  Trustee Entitled to Assume Payments
              Not Prohibited in Absence of Notice....  91
SECTION 12.7  Application by Trustee of Assets
              Deposited with It......................  91
SECTION 12.8  Subordination Rights Not Impaired
              by Acts or Omissions of the Company
              or Holders of Senior Indebtedness .....  92
SECTION 12.9  Holders Authorize Trustee to
              Effectuate Subordination of Securities.  92
SECTION 12.10 Right of Trustee to Hold Senior
              Indebtedness...........................  93
SECTION 12.11 Article Twelve Not to Prevent
              Events of Default......................  93
SECTION 12.12 No Fiduciary Duty of Trustee to
              Holders of Senior Indebtedness.........  94

                     ARTICLE THIRTEEN
                      MISCELLANEOUS
SECTION 13.1  TIA Controls...........................  94
SECTION 13.2  Notices................................  94
SECTION 13.3  Communications by Holders with
              Other Holders..........................  95
SECTION 13.4  Certificate and Opinion as to
              Conditions Precedent...................  95
SECTION 13.5  Statements Required in Certificate or
              Opinion ...............................  96
SECTION 13.6  Rules by Trustee, Paying Agent,
              Registrar..............................  97
SECTION 13.7  Legal Holidays.........................  97
SECTION 13.8  Governing Law..........................  97
SECTION 13.9  No Adverse Interpretation of Other
              Agreements.............................  98

SECTION 13.10  No Recourse Against Others..........  98
SECTION 13.11  Successors..........................  98
SECTION 13.12  Duplicate Originals.................  98
SECTION 13.13  Severability........................  98
SECTION 13.14  Table of Contents, Headings, etc....  99

SIGNATURES......................................... 100
Exhibit A FORM OF NOTE.............................   A
Exhibit B FORM OF SENIOR NOTES INDENTURE...........   B

                             CROSS-REFERENCE TABLE

  TIA                                                INDENTURE
SECTION                                               SECTION
- -------                                               -------
310(a)(1) ............................................    7.10
   (a)(2)  ...........................................    7.10
   (a)(3)  ...........................................    N.A.
   (a)(4)  ...........................................    N.A.
   (a)(5)  ...........................................    7.10
   (b)  ..............................................    7.8;
                                                          7.10;
                                                          13.2
   (c)  ..............................................    N.A.
311(a)  ..............................................    7.11
   (b)  ..............................................    7.11
   (c)  ..............................................    N.A.
312(a)  ..............................................    2.5
   (b)  ..............................................    13.3
   (c)  ..............................................    13.3
313(a)  ..............................................    7.6
   (b)(1)  ...........................................    N.A.
   (b)(2)  ...........................................    7.6
   (c)  ..............................................    7.6;
                                                          13.2
   (d)  ..............................................    7.6
314(a)  ..............................................    4.8;
                                                          12.2
   (b)  ..............................................    N.A.
   (c)(1)  ...........................................    2.2;
                                                          7.2;
                                                          13.4
   (c)(2)  ...........................................    7.2;
                                                          13.4
   (c)(3)  ...........................................    N.A.
   (d)  ..............................................    N.A.
   (e)  ..............................................    13.5
   (f)  ..............................................    N.A.
315(a)  ..............................................    7.1(b)
   (b)  ..............................................    7.5;
                                                          7.6;
                                                          13.2
   (c)  ..............................................    7.1(a)

- ------------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Inden-ture.

   (d) ...............................................    2.8;
                                                          6.12;
                                                          7.1(c)
   (e) ...............................................    6.14
316(a)(last sentence) ................................    2.9

- ------------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Inden-ture.

        INDENTURE, dated as of December 15, 1993, among M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), and First Bank National Association, as Trustee (the "Trustee").

        Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 8-3/4% Convertible Subordinated Notes due 2005:


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1  Definitions.
                       -----------

        "Affiliate" means, with respect to any specified Person, (i) any other
         ---------
Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person, or (ii) any officer, director, a Person acting with respect to such Person in a similar capacity, or controlling shareholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, either directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis). Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Wholly Owned Subsidiary of the Company, any Wholly Owned Subsidiary of the Company and, with respect to Richmond Homes, any Wholly Owned Subsidiary of Richmond Homes.

        "Agent" means any Registrar, Paying Agent, co-Registrar or Conversion
         -----
Agent.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
         --------------
state or foreign law for the relief of debtors.

        "Board of Directors" means, with respect to any Person, the Board of
         ------------------
Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

        "Board Resolution" means, with respect to any Person, a duly adopted
         ----------------
resolution of the Board of Directors of such Person.

        "Business Day" means a day that is not a Legal Holiday.
         ------------

        "Capital Stock" means, with respect to any Person, any capital stock of
         -------------
such Person and shares, interests, participations or other ownership interests (however designated), of any Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation or membership interests if such Person is a limited liability company and each general and limited partnership interest of such Person if such Person is a partnership.

        "Capitalized Lease Obligation" means obligations under a lease that are
         ----------------------------
required to be capitalized for financial reporting purposes in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

        "cash" means U.S. Legal Tender.
         ----

        "Change of Control" shall have the meaning specified in Section 4.10.
         -----------------

        "Change of Control Offer" shall have the meaning specified in Section
         -----------------------
4.10.

         "Change of Control Payment Date" shall have the meaning specified in
          ------------------------------
Section 4.10.

         "Change of Control Purchase Price" shall have the meaning specified in
          --------------------------------
Section 4.10.

          "Common Stock" shall mean the common stock, par value $.01 per share,
           ------------
of the Company, now or hereafter issued.

          "Company" means the party named as such in this Indenture until a
           -------
successor replaces it pursuant to the Indenture and thereafter means such successor.

          "Conversion Agent" shall have the meaning specified in Section 2.3.
           ----------------

          "Conversion Date" shall have the meaning specified in Section 11.2.
           ---------------

          "Convertible Notes" means any of the 8-3/4% Convertible Subordinated
           -----------------
Notes due 2005 issued by the Company pursuant to this Indenture.

          "Current Market Price" shall have the meaning specified in Section
           --------------------
11.13.

          "Custodian" means any receiver, trustee, assignee, liquidator,
           ---------
sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event or condition that is, or after notice or
           -------
passage of time or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning specified in Section 2.12.
           ------------------

          "Disqualified Capital Stock" means (i) with respect to any Person, any
           --------------------------
Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due on or prior to the Stated Maturity and (ii) with respect to any Subsidiary of the Company that is not an Unrestricted Subsidiary, any Capital Stock (other than
(a) Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company that is not an Unrestricted Subsidiary and (b) common stock with no preferences or privileges and with no redemption or repayment provisions); provided that any Capital Stock which
                                        --------
would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control of the Company occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Capital Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than those with respect to the Holders set forth in Section 4.10 and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Notes pursuant to
Section 4.10.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as
         -----
amended from time to time, and any successor statute.

        "Event of Default" shall have the meaning specified in Section 6.1.
         ----------------

        "Exchange Act" means the Securities Exchange Act of 1934, as amended,
         ------------
and the rules and regulations promulgated by the SEC thereunder.

        "Excluded Person" means any beneficial holder of 10% or more of any
         ---------------
class of common stock of the Company outstanding immediately prior to the Issue Date.

        "Final Change of Control Put Date" shall have the meaning specified in
         --------------------------------
Section 4.10.

        "GAAP" means generally accepted accounting principles as in effect in
         ----
the United States applied on a basis consistent with that used in the preparation of the audited financial statements of the Company for the fiscal year ended December 31, 1993.

        "Holder" or "Securityholder" means the Person in whose name a Security
         ------      --------------
is registered on the Registrar's books.

        "Indebtedness" means, with respect to any Person (without duplication),
         ------------
(i) all liabilities (other than trade payables and accrued expenses incurred in the ordinary course of business) of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or services, (c) evidenced by bankers' acceptances or similar instruments issued or accepted by financial institutions or Interest Swap Obligations (other than those that fix or cap the interest rate on variable rate indebtedness or that fix the exchange rate in connection with indebtedness denominated in a foreign currency, and other than the purchase of hedging transactions in the ordinary course of business), or (d) for the payment of money relating to a Capitalized Lease Obligation; (ii) reimbursement obligations of such Person with respect to letters of credit;
(iii) all liabilities of others of the kind described in the preceding clause
(i) or (ii) that such Person has guaranteed or that is otherwise its legal liability and all mandatory obligations (including at the option of the holder thereof) to purchase, redeem or acquire any Disqualified Capital Stock; and (iv) all obligations of others secured by a Lien (other than a Permitted Lien) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability. The amount of Indebtedness of any Person at any date will be, in the case of clause (iv) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (a) fair market value of all assets subject to the Lien securing the Indebtedness of others on the date that the Lien attaches or (b) amount of the Indebtedness secured.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time in accordance with the terms hereof.

          "Indentures" means (i) this Indenture and (ii) the Senior Notes
           ----------
Indenture.

          "Interest Payment Date" means the stated due date of an installment of
           ---------------------
interest on the Securities.

          "Interest Swap Obligation" means any obligation of any Person pursuant
           ------------------------
to any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided, that the term "Interest
                                              --------
Swap Obligation" shall also include interest rate exchange, collar, swap option, future contracts or other similar agreements providing interest rate protection.

          "Issue Date" means the date of first issuance of the Notes under this
           ----------
Indenture.

          "Legal Holiday" shall have the meaning provided in Section 13.7.
           -------------

          "Lien" means any mortgage, lien, pledge, charge, security interest,
           ----
or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

        "Maturity Date," when used with respect to any Security, means the date
         -------------
on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, Change of Control Payment Date, or by declaration of acceleration, call for redemption or otherwise.

          "Material Subsidiary" means "Material Subsidiary" as that term is
           -------------------
defined by the Senior Notes Indenture.

        "NASDAQ" shall have the meaning provided in Section 11.3.
         ------

        "NMS" shall have the meaning provided in Section 11.3.
         ---

        "Non-Recourse Indebtedness" means, with respect to any Person,
         -------------------------
Indebtedness (or portion thereof) of such Person for which the sole legal recourse for collection of principal, premium, and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness, which property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 180 days after the acquisition of such property, without any liability on the part of the Company or any Subsidiary of the Company that is not an Unrestricted Subsidiary for any deficiency with respect to principal, premium and interest.

        "Notes" means the 8-3/4% Convertible Subordinated Notes due 2005, as
         -----
supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

        "Officer" means, with respect to the Company, the Chairman of the Board,
         -------
the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

        "Officers' Certificate" means, with respect to the Company, a
         ---------------------
certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 13.4 and 13.5.

        "Opinion of Counsel" means a written opinion from legal counsel who is
         ------------------
reasonably acceptable to the Trustee complying with the requirements of Sections
13.4 and 13.5. Unless otherwise required by the Trustee, the counsel may be outside counsel to the Company.

        "Paying Agent" shall have the meaning specified in Section 2.3.
         ------------

        "Permitted Liens" means (i) Liens for taxes, assessments or governmental
         ---------------
charges or claims that either (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, or (c) solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to the Company or any Subsidiary that is not an Unrestricted Subsidiary, (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business of the Company and its Subsidiaries that are not Unrestricted Subsidiaries, (v) attachment or judgment Liens with respect to judgments or proceedings which, with the passage of time, would not constitute an Event of Default and which are being contested in good faith by appropriate proceedings, (vi) easements, rights-of-way, restrictions and other similar charges, encumbrances or burdens not materially interfering with the ordinary course of business of the Company and its Subsidiaries that are not Unrestricted Subsidiaries, (vii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Subsidiaries that are not Unrestricted Subsidiaries, (viii) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests), (ix) Liens on assets securing Indebtedness which refinanced Indebtedness that was previously secured by such assets, (x) any interest in or title of a lessor to property subject to any Capitalized Lease Obligations incurred in compliance with this Indenture, (xi) Liens existing on the date of the Indenture, including without limitation,

Liens securing Indebtedness existing on the Issue Date, (xii) any option, contract or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom, (xiii) Liens securing Non-Recourse Indebtedness of the Company or a Subsidiary that is not an Unrestricted Subsidiary, (xiv) Liens on property or assets of any Subsidiary securing Indebtedness of such Subsidiary owing to the Company or one or more of its Wholly Owned Subsidiaries that are not Unrestricted Subsidiaries, (xv) Liens with respect to any asset which Lien existed at the time such asset was acquired by the Company or any of its Subsidiaries, provided that such Liens
                                                    --------
only extend to assets that were subject to Liens prior to the acquisition of such asset by such Person, (xvi) any legal right of, or right granted in good faith to, a lender or lenders to which the Company or a Subsidiary that is not an Unrestricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Subsidiary that is not an Unrestricted Subsidiary with or held by such lender or lenders, (xvii) any pledge or deposit of cash or property by the Company or any Subsidiary that is not an Unrestricted Subsidiary in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business or secured indebtedness, (xviii) Liens in favor of the Trustee arising pursuant to this Indenture, (xix) Liens incurred in the ordinary course of business as security for the Company's or its Subsidiaries' that are not Unrestricted Subsidiaries obligations with respect to indemnification in favor of title insurance providers, (xx) letters of credit, bonds or other assets pledged to secure insurance in the ordinary course of business, (xxi) Liens on assets securing warehouse lines of credit and other credit facilities to finance the operations of the Company's mortgage lending Subsidiaries that are not Unrestricted Subsidiaries and Liens related to issuances of collateralized mortgage obligations and mortgage-related securities, and (xxii) Liens on property or assets of any Subsidiary of Richmond Homes securing Indebtedness of such Subsidiary owing to Richmond Homes or one or more of its Subsidiaries that is not an Unrestricted Subsidiary or Liens on property or assets of Richmond Homes securing Indebtedness of Richmond Homes to one or more Subsidiaries that are not Unrestricted Subsidiaries and (xxiii) any other

Liens, provided that such Liens under this clause (xxiii) do not at any time
       --------
attach to property with fair value, in the aggregate, in excess of $5 million.

        "Person" means any corporation, individual, limited liability company,
         ------
joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

        "Placement Memorandum" means the Company's Private Placement Memorandum
         --------------------
dated December 17, 1993, as supplemented to the Issue Date, pursuant to which the Notes were originally offered.

        "Plan of Liquidation" means, with respect to any Person, a plan that
         -------------------
provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and
(ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock or a class or classes of Indebtedness of such Person.

        "principal" of any Indebtedness (including the Securities) means the
         ---------
principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

        "property" means any right or interest in or to property or assets of
         --------
any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

        "Record Date" means a Record Date specified in the Securities whether
         -----------
or not such Record Date is a Business Day.

        "Redemption Date," when used with respect to any Security to be
         ---------------
redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities.

        "Redemption Price," when used with respect to any Security to be
         ----------------
redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the Secu-rities, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

        "Reference Period" with regard to any Person means the four full fiscal
         ----------------
quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture for which financial information is available.

        "Registrar" shall have the meaning specified in Section 2.3.
         ---------

        "Registration Rights Agreement" means the Convertible Notes Registration
         -----------------------------
Rights Agreement, dated as of December 28, 1993, by and among the Company and the initial purchasers of the Notes, as such may be amended or modified from time to time.

        "Richmond Homes" means Richmond Homes, Inc. I, a Delaware corporation,
         --------------
or its legal successor.

        "SEC" means the Securities and Exchange Commission.
         ---

        "Securities" means the Notes.
         ----------

        "Securities Act" means the Securities Act of 1933, as amended, and the
         --------------
rules and regulations of the SEC promulgated thereunder.

        "Senior Indebtedness" means the principal of, interest on and any other
         -------------------
amounts owing with respect to any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred, assumed, or guaranteed by the Company (including, but not limited to, the Senior Notes), unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall be pari passu or subordinate in right of payment to
                                ---- -----
the Notes; provided, however, Senior Indebtedness shall not include (a) in the
           --------  -------
case of the obligation of the Company in respect of each Note, the obligation of the Company in respect of other Notes, (b) Indebtedness of the Company to a Subsidiary or an Affiliate of the Company, (c) Indebtedness to, or guaranteed on behalf of, any individual shareholder, director, officer or employee of the Company or of any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (d) Indebtedness represented by Capitalized Lease Obligations, (e) Indebtedness and other amounts incurred in connection with obtaining goods, materials or services, (f) Disqualified Capital Stock and
(g) Indebtedness incurred in violation of the Indenture.

        "Senior Notes" means the $190,000,000 principal amount of 11-1/8% Senior
         ------------
Notes due 2003 and 11-1/8% Series B Senior Notes due 2003, issued pursuant to the Senior Notes Indenture.

        "Senior Notes Indenture" means the Indenture, dated as of December 15,
         ----------------------
1993, by and among the Company, the Guarantors and Pledgors named therein and First Bank National Association, as trustee, relating to the Senior Notes, a form of which is attached as Exhibit B, as the same shall be amended, modified and supplemented from time to time.

        "Special Record Date" for payment of any Defaulted Interest means a
         -------------------
date fixed by the Trustee pursuant to Section 2.12.

        "Specific Performance Contracts" means, collectively, that certain
         ------------------------------
Specific Performance Contract, dated December 28, 1989, between Richmond Homes Limited and Richmond American Homes of Colorado, Inc. II (now known as Richmond Homes, Inc. I), and that certain Specific Performance Contract, dated December 28, 1989, between M.D.C. Land Corporation and Richmond American Homes of Colorado, Inc. II (now known as Richmond Homes, Inc. I), as amended or modified from time to time so long as no such amendment or modification shall adversely affect the Company; provided that an amendment or modification that solely
                    --------
extends the maturity of payments thereof shall not be deemed to affect the Company adversely.

        "Stated Maturity," when used with respect to any Security, means
         ---------------
December 15, 2005.

        "Subsidiary" of any Person means (i) any (A) corporation of which at
         ----------
least a majority of the aggregate voting power of all classes of Capital Stock is directly or indirectly beneficially owned by such Person, and (B) entity other than a corporation of which such Person directly or indirectly beneficially owns at least a majority of the Capital Stock, (ii) in the case of the Company, Richmond Homes and its Subsidiaries for so long as the Company is required to consolidate Richmond Homes and its Subsidiaries in its financial statements in accordance with GAAP, and (iii) any Person (other than political subdivisions or enterprises thereof or governmental agencies) required to be consolidated for financial accounting purposes in accordance with GAAP. To the extent Richmond Homes becomes, and for so long as Richmond Homes remains, a Wholly Owned Subsidiary of the Company, all references in this Indenture to Wholly Owned Subsidiaries of the Company shall include Richmond Homes and its Wholly Owned Subsidiaries that are not Unrestricted Subsidiaries.

        "Surviving Person" shall have the meaning specified in Section 5.1(a)
         ----------------

        "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
         ---
77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

        "Trustee" means the party named as such in this Indenture until a
         -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

        "Trust Officer" means any officer within the corporate trust department
         -------------
(or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

        "U.S. Government Obligations" means direct non-callable obligations of,
         ---------------------------
or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

        "U.S. Legal Tender" means such coin or currency of the United States
         -----------------
of America as at the time of payment
shall be legal tender for the payment of public and private debts.

        "Unrestricted Subsidiary" means each of the Subsidiaries of the Company
         -----------------------
so designated by a resolution adopted by the Board of Directors of the Company as provided by and in compliance with the Senior Notes Indenture; provided that
                                                                  --------
the term "Unrestricted Subsidiary" shall have no effect in the event the Senior Notes Indenture is no longer in effect.

        "Voting Stock" means Capital Stock of the Company having generally the
         ------------
right to vote in the election of the directors of the Company.

        "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary of such
         -----------------------
Person of which 100% of the common equity (except for (x) directors' qualifying shares, (y) certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose and (z) shares required by law to be owned by an individual holding a real estate broker license as a condition to such Subsidiary being licensed as a real estate broker, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the common equity of such entity.

        SECTION 1.2  Incorporation by Reference of TIA.
                     ---------------------------------

        Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the SEC.
         ---------

        "indenture securities" means the Securities.
         --------------------

        "indenture securityholder" means a Holder or a Securityholder.
         ------------------------

        "indenture to be qualified" means this Indenture.
         -------------------------

        "indenture trustee" or "institutional trustee" means the Trustee.
         -----------------      ---------------------

        "obligor" on the indenture Securities means the Company and any other
         -------
obligor on the Securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          SECTION 1.3  Rules of Construction.
                       ---------------------

          Unless the context otherwise requires:

                    (1)  a term has the meaning
     assigned to it;

                    (2)  an accounting term not
     otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (3)  "or" is not exclusive;

                    (4)  words in the singular in-
     clude the plural, and words in the plural in-clude the singular;

                    (5)  provisions apply to succes-
     sive events and transactions;

                    (6)  "herein," "hereof" and
     other words of similar import refer to this Indenture as a whole and not to any particular
     Article, Section or other subdivision; and

                    (7)  references to Sections or
     Articles means reference to such Section or
     Article in this Indenture, unless stated other-wise.

                                  ARTICLE TWO

                                THE SECURITIES

             SECTION 2.1  Form and Dating.
                          ---------------

             The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

             The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

             SECTION 2.2  Execution and Authentication.
                          ----------------------------

             Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

             If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

             A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

             The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to

     $50,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $50,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

             The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with any Obligor, any Affiliate of any Obligor, or any of their respective Subsidiaries.

             Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

             SECTION 2.3  Registrar, Paying Agent and Conversion Agent.
                          --------------------------------------------

             The Company shall maintain an office or agency in New York, New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Notes may be served and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Company may act as its own Registrar, Paying Agent or Conversion Agent, except that, for the purposes of Articles Three and Eight, and Sections 2.11 and 4.10, none of the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The term "Paying Agent" includes any additional Paying Agent; the term "Conversion Agent" includes any additional Conversion Agent. The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent, and the Trustee hereby initially agrees so to act.

             The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

             SECTION 2.4  Paying Agent to Hold Assets in Trust.
                          ------------------------------------

             The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company), and shall notify the Trustee in writing of any Default in making any such payment. If the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

             SECTION 2.5  Securityholder Lists.
                          --------------------

             The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the tenth Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

             SECTION 2.6  Transfer and Exchange.
                          ---------------------

             When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Securities
                                   --------  -------
     surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.7, 9.5, or 4.10). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Section 4.10 hereof or redeem Securities pursuant to Article 3 hereof and ending at the close of business on the day of such mailing.

             SECTION 2.7  Replacement Securities.
                          ----------------------

             If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

             Every replacement Security is an additional obligation of the Company.

             SECTION 2.8  Outstanding Securities.
                          ----------------------

             Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

             If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security
                                    ---- ----
     ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

             If on a Redemption Date or the Stated Maturity the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited pursuant to Article Twelve hereof or otherwise, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

             SECTION 2.9  Treasury Securities.
                          -------------------

             In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company and Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the

     Trustee knows or has reason to know are so owned shall be disregarded.

             SECTION 2.10  Temporary Securities.
                           --------------------

             Until definitive Securities are ready for delivery, the Company may prepare, and the Trustee shall authenticate, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, at the time that the registration statement pursuant to the Registration Rights Agreement becomes effective, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

             SECTION 2.11  Cancellation.
                           ------------

             The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

             SECTION 2.12  Defaulted Interest.
                           ------------------

             Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

             Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                        (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the security register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each

         Business Day and of general circulation in New York, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                        (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

           Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

           SECTION 2.13  Legending of the Securities; Restrictions on Transfers.
                         ------------------------------------------------------

        Until such time as the same is no longer a Restricted Security, each certificate evidencing the Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth on the form of Note set forth as Exhibit A hereto. Prior to any transfer or exchange of a legended Security for another Security, the Company shall deliver an Officers' Certificate to the Trustee directing it to transfer or exchange such Security for another legended or unlegended Security, subject to compliance with any transfer restrictions.

                                 ARTICLE THREE

                                  REDEMPTION

        SECTION 3.1  Right of Redemption.
                     -------------------

        Redemption of Securities, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Three. The Securities may be redeemed in cash at the election of the Company, as a whole or from time to time in part, at any time on or after December 15, 1998, at the Redemption Prices specified in the form of Note attached as Exhibit A set forth therein under the caption "Redemption," in each case, including accrued and unpaid interest, if any, to the Redemption Date.

        SECTION 3.2  Notices to Trustee.
                     ------------------

        If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

        If the Company elects to credit the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee and deliver such Securities with such notice.

        The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

        SECTION 3.3  Selection of Securities To Be Redeemed
                     --------------------------------------

        If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro
                                                                            ---
rata or by lot or by such other method as the Trustee shall determine to be fair
- ----
and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

        The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

        SECTION 3.4  Notice of Redemption.
                     --------------------

        At least 15 days and not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder, at such Holder's last address as then shown upon the books of the registrar, whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                   (1)  the Redemption Date;

                   (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                   (3)  the conversion price;

                   (4) the name, address and telephone number of the Paying Agent and Conversion Agent;

                   (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                   (6) that, unless (a) the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to

                        Article Twelve hereof or otherwise, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                   (7) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security equal to the unredeemed portion thereof and that, on and after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                   (8) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                   (9) that Securities called for redemption may be converted at any time prior to the close of business on the second Business Day prior to the Redemption Date;

                   (10) that Holders who want to convert Securities must satisfy the requirements of Paragraph 8 of the Securities;

                   (11)  the CUSIP number of the Securities to be redeemed; and

                   (12)  that the notice is being sent pursuant to this Section
                         3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

        SECTION 3.5  Effect of Notice of Redemption.
                     ------------------------------

        Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid on the Redemption Date; provided that if the
                                                   --------
Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided,
                                                                --------
further, that if a Redemption Date is a Legal Holiday, payment shall be made on
- -------
the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

        SECTION 3.6  Deposit of Redemption Price.
                     ---------------------------

        On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest to the Redemption Date on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

        If the Company complies with the preceding paragraph and the other provisions of this Article Three and payment of the Securities called for redemption is not prohibited under Article Twelve or otherwise, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Securities.

        SECTION 3.7  Securities Redeemed in Part.
                     ---------------------------

        Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

        SECTION 3.8  Conversion Arrangements on Call for Redemption.
                     ----------------------------------------------

        In connection with any redemption of Securities, the Company may (but shall not be obligated to) arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers to purchase any or all of such Securities by paying to Holders, or to the Trustee or a Paying Agent in trust for the Holders, on or before the close of business on the Business Day immediately preceding the Redemption Date an amount not less than the Redemption Price. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the Redemption Price shall be satisfied and discharged to the extent such amount is so paid by such purchasers. Pursuant to such an agreement, any Securities tendered by the Holder thereof for redemption or not duly surrendered for conversion or redemption by the Holder thereof shall be deemed acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid.


                                 ARTICLE FOUR

                                   COVENANTS

        SECTION 4.1  Payment of Securities.
                     ---------------------

        The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment or otherwise as is in compliance with Section 4.3 of the Purchase Agreement.

        The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

        SECTION 4.2  Maintenance of Office or Agency.
                     -------------------------------

        The Company shall maintain in New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

        The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner
- --------  -------
relieve the Company of its obligation to maintain an office or agency in New York, New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the office of the agent of the Trustee at the address set forth in Article Thirteen as such office of the Company.

        SECTION 4.3  Corporate Existence.
                     -------------------

        Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required
                     --------  -------
to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company.

        SECTION 4.4  Payment of Taxes and Other Claims.
                     ---------------------------------

        The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that the Company shall not be
                         --------  -------
required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP or (ii) that solely encumbers property abandoned or in the process of being abandoned and with respect to which there is no recourse to the Company or any Subsidiary.

        SECTION 4.5  Maintenance of Properties and Insurance.
                     ---------------------------------------

        The Company shall cause all properties used or useful to the conduct of its business and the business of each of its Subsidiaries that is not an Unrestricted

Subsidiary to be maintained and kept in good condition consistent with industry standards and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided,
                                                                     --------
however, that nothing in this Section 4.5 shall prevent the Company from
- -------
discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of the Company desirable in the conduct of the business of the Company and (b) not disadvantageous in any material respect to the Holders.

        The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries that is not an Unrestricted Subsidiary, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries that are not Unrestricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for corporations similarly situated in the industry.

        SECTION 4.6  Compliance Certificate; Notice of Default.
                     -----------------------------------------

        (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

        (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

          SECTION 4.7  SEC Reports.
                       -----------

        The Company shall deliver to the Trustee and each Holder, within 15 days after it files the same with the SEC, copies of all reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, exclusive of exhibits, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or pursuant to the immediately following sentence. So long as any Securities remain outstanding, the Company shall file with the Commission such reports as may be required pursuant to Section 13 of the Exchange Act in respect of a security registered pursuant to Section 12 of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act (or otherwise required to file reports pursuant to the immediately preceding sentence), the Company shall deliver to the Trustee and to each Holder, within 15 days after it would have been required to file such information with the SEC were it required to do so, financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by an independent certified public accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," substantially equivalent to that which it would have been required to include in such quarterly or annual reports, information, documents or other reports if it had been subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA (S) 314(a).

        The Trustee has no duty to review the financial reports and other information for the purpose of determining compliance with any provision of this Indenture.

          SECTION 4.8  Limitation on Transactions with Affiliates.
                       ------------------------------------------

        (a) Neither the Company nor any of its Subsidiaries may, make any loan, advance, guaranty or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of any Affiliate which transaction involves or has a value in excess of $250,000 (each an "Affiliate Transaction"), except for transactions made in good faith, the terms of which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not Affiliates.

        (b) Notwithstanding the foregoing, (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions with an aggregate value in excess of $1,000,000, such transaction must first be approved, by a majority of the independent directors of the Board of Directors of the Company pursuant to a Board Resolution, on terms which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates and (ii) with respect to any Affiliate Transaction or related series of Affiliate Transactions with an aggregate value in excess of $10,000,000, the Company must first obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary, as the case may be.

        (c) Notwithstanding the foregoing, Affiliate Transactions shall not include (i) transactions exclusively between or among the Company and its Wholly Owned Subsidiaries that are not Unrestricted Subsidiaries, (ii) transactions in which the sole participants are Wholly Owned Subsidiaries of the Company that are not Unrestricted Subsidiaries or transactions between the Company and its Wholly Owned Subsidiaries that are not Unrestricted Subsidiaries permitted under Section 5.1, (iii) any contract, agreement or understanding with, or for the benefit of, or planned for the benefit of, employees of the Company or any Subsidiaries (in their capacity as such) that has been approved by the Board of Directors, (iv) Capital Stock issuances to members of the Board of Directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company or the respective Subsidiary that is not an Unrestricted Subsidiary, (v) home sales and readily marketable mortgage loans to employees, officers and directors of the Company and Subsidiaries in the ordinary course of business, (vi) payment of regular fees and reimbursement of expenses to directors of the Company who are not employees of the Company and wages and other compensation to officers of the Company or any of its Subsidiaries, (vii) contractual arrangements in effect on the Issue Date and renewals and extensions thereof not involving modifications adverse to the Company or any Subsidiary of the Company that is not an Unrestricted Subsidiary, (ix) normal banking relationships with an Affiliate on an arm's-length basis or (x) any item described by Section 4.10(c)(ii) of the Senior Notes Indenture.

          SECTION 4.9  Waiver of Stay, Extension or Usury Laws.
                       ---------------------------------------

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10  Repurchase of Notes at the Option of the Holder Upon a
                        ------------------------------------------------------
Change of Control.
- -----------------

        (a) In the event that a Change of Control (as defined below) has occurred, each Holder will have the right, at such Holder's option, subject to the terms and conditions of this Section 4.10, to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal
                                                   --------
amount of such Notes must be $1,000 or an integral multiple thereof) on the date that is no later than 60 Business Days (unless later required by applicable law) after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any (the "Change of Control Purchase Price"), to the Change of Control Payment Date.

        (b) The Company shall notify the Trustee within 10 Business Days after the Company knows or reasonably should know as a result of a public filing of the occurrence of each Change of Control. Within 20 Business Days after the Company knows or reasonably should know as a result of a public filing of the occurrence of each Change of Control, the Company will make an unconditional offer (a "Change of Control Offer") to all Holders of Notes to purchase all of the Notes at the Change of Control Purchase Price by sending written notice of a Change of Control Offer, by first class mail, to each Holder at its registered address, with a copy to the Trustee. The notice to Holders, which shall govern the terms of the Offer, shall state:

             (1) that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Securities, or portions thereof, tendered will be accepted for payment;

             (2) the Change of Control Purchase Price (including the amount of accrued and unpaid interest), the Change of Control Payment Date and the Final Change of Control Put Date (as defined below);

             (3) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

             (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent in accordance with the first paragraph of clause (c) of this Section 4.10, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

             (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.10, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (the "Final Change of Control Put Date");

             (6) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the close of business on the Final Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Notes purchased; and

             (7) a brief description of the events resulting in such Change of Control.

        (c)  On or before the Change of Control Payment Date, the Company will
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate identifying the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        "Change of Control" means (i) any sale, transfer or other conveyance (other than to the Company or a Wholly Owned Subsidiary), whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, to any "person" or "group" in one transaction or a series of related transactions, provided that a transaction where the holders of all classes of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of Voting Stock of such "person" or "group" immediately after such transaction will not be a Change of Control, or (ii) any "person" or "group," other than the Management Group (as defined below) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power of the Voting Stock then outstanding. The "Management Group" shall consist of at least a majority of the executive officers of the Company as of the date of the Indenture as disclosed in the Placement Memorandum, members of their immediate families, certain trusts for their benefit, and legal representatives of, or heirs, beneficiaries or legatees receiving Common Stock (or securities convertible or exchangeable for Common Stock) under any such person's estate.

        For the purposes of this definition, (i) the terms "person" and "group" shall have the meanings used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act, whether or not applicable; provided that no Excluded Person and no
                                         --------
person or group controlled by Excluded Persons shall be deemed to be a "person" or "group" and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

        Notwithstanding anything to the contrary in this Section 4.10, the Company shall not be obligated to make any payment of the Change of Control Purchase Price unless and until the Company shall have satisfied its obligations, if any, to make similar payments pursuant to Section 4.l6 of the Senior Notes Indenture.


                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

          SECTION 5.1  When Company May Merge, Etc.
                       ----------------------------

        (a) The Company may not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (A) the Company is the continuing corporation or (B) the resulting, surviving or transferee entity (the "Surviving Person") is a corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect to such transaction; and (iii) immediately after giving effect to such transaction on a pro forma basis, the
                                                         --- -----
net worth of the surviving or transferee entity on a stand-alone basis is at least equal to the net worth of the Company immediately prior to such transaction. The provisions of clause (iii) above shall not apply to a transaction between the Company and its Wholly Owned Subsidiaries that are not Unrestricted Subsidiaries.

        (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 5.2  Successor Corporation Substituted.
                       ---------------------------------

        Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.1, the Surviving Person formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein. When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations.


                                  ARTICLE SIX

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1  Events of Default.
                       -----------------

        "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (1) default in the payment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

             (2) default in the payment of all or any part of the principal or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by declaration of acceleration or otherwise, including payment of the Change of Control Purchase Price;

             (3) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company contained in the Notes or this Indenture (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this Section 6.1), and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

             (4) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Material Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition in an involuntary case or proceeding seeking reorganization of the Company or any of its Material Subsidiaries under any bankruptcy or similar law, or a decree, judgment or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Material Subsidiaries, or of the property of any such Person, or the winding up or liquidation of the affairs of any such Person, shall have been entered, and the continuance of any such decree, judgment or order unstayed and in effect for a period of 45 consecutive days;

             (5) the Company or any of its Material Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt (including conversion of an involuntary proceeding into a voluntary proceeding), or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due;

             (6) (A) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that are not Unrestricted Subsidiaries that has an outstanding principal amount of $5,000,000 or more in the aggregate to be immediately due and payable; provided that, in the event any such acceleration is withdrawn or otherwise
     --------
     rescinded (including satisfaction of such Indebtedness) within a period of ten business days after such acceleration by the holders of such Indebtedness, any Event of Default under this clause (v) will be deemed to be cured and any acceleration under this Indenture will be deemed withdrawn or rescinded; and (B) the failure by the Company or any of its Subsidiaries that are not Unrestricted Subsidiaries to make any principal, premium, interest or other required payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that are not Unrestricted Subsidiaries with an outstanding aggregate principal amount of $5,000,000 or more (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); and

             (7) one or more final judgments (in the amount not covered by insurance or not reserved for) or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any Subsidiary of the Company that is not an Unrestricted Subsidiary, which, in the aggregate, are at least $5,000,000 at any one time rendered against the Company or any of its Subsidiaries that are not Unrestricted Subsidiaries by a court of competent jurisdiction and not bonded, satisfied or discharged for a period (during which execution shall not be effectively stayed) of (A) 45 days after the judgment (which, if there is more than one judgment, causes such judgments to exceed $5,000,000 in the aggregate) becomes final and such court shall not have ordered or approved, and the parties shall not have agreed upon, the payment of such judgment at a later date or dates or (B) 45 days after all or any part of such judgment is payable pursuant to any court order or agreement between the parties.

        If a Default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default; provided that, except in the case of a
                                    --------
Default in payment of principal of, premium, if any, or interest on the Notes, including a Default in the payment of the Change of Control Purchase Price as required by this Indenture, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

          SECTION 6.2  Acceleration of Maturity Date; Rescission and Annulment.
                       -------------------------------------------------------

        If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(4) or (5) of this Article Six, relating to the Company or its Material Subsidiaries), then in each such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, including in each case accrued interest thereon, or, as appropriate, the Change of Control Purchase Price (solely with respect to a Default relating to the payment of the Change of Control Purchase Price) to be due and payable immediately. If an Event of Default specified in Section 6.1(4) or (5) occurs, all principal and accrued and unpaid interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

        At any time after such a declaration of acceleration is made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Six, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, any such declaration of acceleration if:

             (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (A)    all overdue interest on all Securities,

          (B) the principal of (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

          (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

             (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 4.10.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          SECTION 6.3  Collection of Indebtedness and Suits for Enforcement by
                       -------------------------------------------------------
Trustee.
- -------

        The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

        If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4  Trustee May File Proofs of Claim.
                       --------------------------------

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company upon the Securities or the property of the Company, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

             (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

             (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5  Trustee May Enforce Claims Without Possession of
                       ------------------------------------------------
Securities.
- ----------

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6  Priorities.
                       ----------

        Any money collected by the Trustee pursuant to this Article Six shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

          SECOND: Subject to Article Twelve, to the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

          THIRD: Subject to Article Twelve, to whomever may be lawfully entitled thereto, the remainder, if any.

          SECTION 6.7  Limitation on Suits.
                       -------------------

        No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

          (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.8  Unconditional Right of Holders to Receive Principal,
                       ----------------------------------------------------
Premium and Interest.
- --------------------

        Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the Maturity Date of such payment as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Change of Control Purchase Price, on the applicable Change of Control Payment Date), and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9  Rights and Remedies Cumulative.
                       ------------------------------

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10  Delay or Omission Not Waiver.
                        ----------------------------

        No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11  Control by Holders.
                        ------------------

        The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that:
                                                          --------

             (1) such direction shall not be in conflict with any rule of law or with this Indenture,

             (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

             (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.12  Waiver of Past Default.
                        ----------------------

        Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

          (A) in the payment of the principal of, premium, if any, or interest on, any Security not yet cured, or

          (B) in respect of a covenant or provision hereof which, under Article Nine, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 6.13  Undertaking for Costs.
                        ---------------------

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption
Date).

          SECTION 6.14  Restoration of Rights and Remedies.
                        ----------------------------------

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                 ARTICLE SEVEN

                                    TRUSTEE

        The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          SECTION 7.1  Duties of Trustee.
                       -----------------

        (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

        (b)  Except during the continuance of a Default or an Event of Default:

             (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

             (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

             (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

             (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

        (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

        (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.2  Rights of Trustee.
                       -----------------

          Subject to Section 7.1:

        (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

        (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          SECTION 7.3  Individual Rights of Trustee.
                       ----------------------------

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4  Trustee's Disclaimer.
                       --------------------

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 7.5  Notice of Default.
                       -----------------

        If a Default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, mail to each Holder notice of such Default, except in the case of a default in payment of principal of, premium, if any, or interest on, the Notes, including a default in the payment of the Change of Control Purchase Price as required by this Indenture. The Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

          SECTION 7.6  Reports by Trustee to Holders.
                       -----------------------------

        Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, if required, mail to each Holder a brief report dated as of such May 15 that complies with TIA (S)313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

        The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

        A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          SECTION 7.7  Compensation and Indemnity.
                       --------------------------

        The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

        The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be
                                   --------
required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

        To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Eight of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8  Replacement of Trustee.
                       ----------------------

        The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

             (1)  the Trustee fails to comply with Section 7.10;

             (2)  the Trustee is adjudged bankrupt or insolvent;

             (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

             (4)  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9  Successor Trustee by Merger, Etc.
                       ---------------------------------

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 7.10  Eligibility; Disqualification.
                        -----------------------------

        The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1) and TIA (S) 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

          SECTION 7.11  Preferential Collection of Claims Against Company.
                        -------------------------------------------------

        The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                          SATISFACTION AND DISCHARGE

          SECTION 8.1  Satisfaction, Discharge of the Indenture, Covenant
                       --------------------------------------------------
Defeasance.
- ----------

        The Company shall be deemed to have paid and discharged the entire Indebtedness on the Notes and this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution and exchange of Notes and the Company's right of optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price of the Notes) and any other rights of the Holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the Indenture and (iv) certain other specified provisions in this Indenture (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")), if:

             (1) the Company irrevocably deposits in trust for the benefit of the Holders of the Notes with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, (i) U.S. Legal Tender in an amount, (ii) U.S. Government Obligations, or (iii) a combination thereof after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of principal and interest will provide, not later than one day before the due date of payment in respect of the Notes, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and interest on the Notes then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

             (2) such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

             (3) no Default or Event of Default shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company other than an Unrestricted Subsidiary is a party or by which it or its property is bound;

             (4) the deposit, defeasance and discharge will not be deemed, or result in, a Federal income taxable event to the Holders of the Securities and the Holders will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

             (5) the deposit shall not result in the Company, the Trustee or the trust being subject to regulation under the Investment Company Act of 1940;

             (6) after the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Laws insofar as those laws apply to the Company) following the irrevocable deposit of the trust funds, such funds will not be subject to any Bankruptcy Laws affecting creditors' rights generally;

             (7) Holders of the Securities will have a valid, perfected and unavoidable (under applicable bankruptcy or insolvency laws), subject to the passage of time referred to in clause (6) above, first-priority security interest in the trust funds; and

             (8) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in-house counsel to the Company) (other than an Opinion of Counsel with respect to clause (7)), each in form and substance satisfactory to the Trustee, stating that it has complied with all conditions precedent specified in this Indenture.

        In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

        In the event that the Company takes the necessary action to comply with the provisions described in this Section 8.1 and the Securities are declared due and payable because of the occurrence of an Event of Default within the time period specified in Section 8.1(3), or at any time under Section 8.3, the Company will remain liable for all amounts due on the Securities at the time of acceleration resulting from such Event of Default in excess of the amount of U.S. Legal Tender and U.S. Government Obligations deposited with the Trustee pursuant to this Section 8.1 at the time of such acceleration.

          SECTION 8.2  Termination of Obligations Upon Cancellation of the
                       ---------------------------------------------------
Securities.
- ----------

        In addition to the Company's rights under Section 8.1, the Company may terminate all of its obligations under this Indenture (subject to Section 8.3) when:

             (1) either (A) all Securities theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee for the benefit of the Holders of the Notes U.S. Legal Tender or U.S. Governmental Obligations in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes, to the date of deposit or Stated Maturity or redemption and with respect to this clause
     (B) no default or Event of Default shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;

             (2) the Company has paid or caused to be paid all sums payable hereunder by the Company; and

             (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

          SECTION 8.3  Survival of Certain Obligations.
                       -------------------------------

             Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.1 or 8.2, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 2.12, Article Three, 4.1, 4.2, 4.4, 6.7, 6.8, 7.7,
     7.8, 8.5, 8.6, 8.7, Article Eleven, 13.1, 13.2, 13.7, 13.8, and this
     Section 8.3 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.8, 7.7, 7.8, 8.5, 8.6, 8.7 and this Section 8.3 shall survive. Nothing contained in this

     Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

               SECTION 8.4  Acknowledgment of Discharge by Trustee.
                            --------------------------------------

             After (i) the conditions of Section 8.1 or 8.2 have been satisfied,
     (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.3.

               SECTION 8.5  Application of Trust Assets.
                            ---------------------------

             The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1 or 8.2. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon, through the Paying Agent (other than the Company or any Subsidiary of the Company), in accordance with this Indenture and the terms of the irrevocable trust agreement, to the payment of principal of and interest on the Securities.

               SECTION 8.6  Repayment to the Company.
                            ------------------------

             Upon termination of the trust established pursuant to Section 8.1 or 8.2, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

             The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.1 or 8.2, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due; provided, however, that
                                                       --------  -------
     the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another Person.

               SECTION 8.7  Reinstatement.
                            -------------

             If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 or 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2; provided, however, that if the Company has made any payment of principal of
     --------  -------
     or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1  Supplemental Indentures Without Consent of Holders.
                       --------------------------------------------------

             Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

             (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

             (2) to add to the covenants of the Company for the benefit of the Holders, or to add guarantors, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder, provided that the Company has
                                                --------
     delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

             (3)  to provide for collateral for the Notes;

             (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article Five and Section 11.17;

             (5)  to comply with the TIA; or

             (6) to evidence, and provide for the acceptance of, the appointment of a successor Trustee hereunder.

          SECTION 9.2  Amendments, Supplemental Indentures and Waivers with
                       ----------------------------------------------------
Consent of Holders.
- ------------------

             Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provi-sions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to
     Section 6.8, the Holder or Holders of not less than a majority in principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

             (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

             (2) reduce the rate or extend the time for payment of interest on any Security;

             (3) reduce the principal amount of any Security, reduce the Change of Control Purchase Price, or the Redemption Price;

             (4)  change the Maturity Date of any Security;

             (5) alter the redemption provisions of Article Three or the terms or provisions of Section 4.10, in any case, in a manner adverse to any Holder;

             (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities (except to increase any required percentage or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holders of each outstanding Security affected thereby) or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security;

             (7) make any changes in Section 6.4, 6.7 or the third sentence of this Section 9.2;

             (8) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof; or

             (9) make the Securities expressly subordinated in right of payment to any extent not contemplated by Article Twelve or under any circumstances not contemplated by Article Twelve to any other Indebtedness.

        It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder.

        In connection with any amendment, supplement or waiver under this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          SECTION 9.3  Compliance with TIA.
                       -------------------

        Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4  Revocation and Effect of Consents.
                       ---------------------------------

        Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.
However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall
                                          --------
not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

          SECTION 9.5  Notation on or Exchange of Securities.
                       -------------------------------------

        If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.6  Trustee to Sign Amendments, Etc.
                       --------------------------------

        The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be
                               --------
obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.


                                  ARTICLE TEN

                          MEETINGS OF SECURITYHOLDERS

          SECTION 10.1  Purposes for Which Meetings May Be Called.
                        -----------------------------------------

        A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

        (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

        (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

        (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

        (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

          SECTION 10.2  Manner of Calling Meetings.
                        --------------------------

        The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in New York, New York, or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

        Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

          SECTION 10.3  Call of Meetings by Company or Holders.
                        --------------------------------------

        In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in
Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in New York, New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

          SECTION 10.4  Who May Attend and Vote at Meetings.
                        -----------------------------------

        To be entitled to vote at any meeting of Holders, a Person shall (a) be a registered Holder of one or more Securities, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 10.5  Regulations May Be Made by Trustee; Conduct of the
                        --------------------------------------------------
Meeting; Voting Rights; Adjournment.
- -----------------------------------

        Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

        At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided,
                                                                       --------
however, that no vote shall be cast or counted at any meeting in respect of any
- -------
Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of
Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

          SECTION 10.6  Voting at the Meeting and Record to Be Kept.
                        -------------------------------------------

        The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          SECTION 10.7  Exercise of Rights of Trustee or Holders May Not Be
                        ---------------------------------------------------
Hindered or Delayed by Call of Meeting.
- --------------------------------------

        Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.


                                 ARTICLE ELEVEN

                                   CONVERSION

          SECTION 11.1  Conversion Privilege.
                        --------------------

        A Holder of a Security may convert it, or a portion thereof, subject to prior redemption or repurchase, into Common Stock at any time during the period stated in Paragraph 8 of the Securities.

        The initial conversion rate is stated in Paragraph 8 of the Securities. The conversion rate is subject to adjustment in accordance with Sections 11.6 through 11.14.

        The right to convert Notes called for redemption or subject to an offer to repurchase will terminate at the close of business on the second Business Day prior to the redemption or repurchase date, and will be lost if not exercised prior to that time unless the Company defaults in making the payments due upon redemption or repurchase.

        A Holder may convert a portion of a Security if the portion is $1,000 or integral multiples thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

          SECTION 11.2  Conversion Procedure.
                        --------------------

        To convert a Security a Holder must satisfy the requirements in Paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon conversion and a check in lieu of any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date.

        If any Note is converted between the record date for the payment of interest and the next succeeding Interest Payment Date, such Note must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted (unless such Note shall have been called for redemption, in which case no such payment shall be required). A Note converted on an Interest Payment Date need not be accompanied by any payment, and the interest on the principal amount of the Note being converted will be paid on such Interest Payment Date to the registered holder of such Note on the immediately preceding record date. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Note or for dividends on the Common Stock issued on conversion.

        If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

        Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

        If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

          SECTION 11.3  Fractional Shares.
                        -----------------

        The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver its check for the market value of a fractional share. The market value of a fraction of a share shall be determined by multiplying the market price of a full share of Common Stock by such fraction and rounding the result to the nearest cent.

        The market price of a share of Common Stock for the purposes of this
Section 11.3 shall be the last reported sale price of a share of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or on the National Association of Securities Dealers National Market System ("NMS") on the first Business Day prior to the day of conversion, or, if the Common Stock is not then listed on an exchange, the closing sale price (or the quoted closing bid price if there were no sales) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the first business day prior to the day of conversion. In the absence of one or more such quotations, the Board of Directors shall determine in good faith the current market price.

          SECTION 11.4  Taxes on Conversion.
                        -------------------

        The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than that of the Holder.

          SECTION 11.5  Company to Provide Stock.
                        ------------------------

        The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury shares of Common Stock sufficient to permit the conversion of all of the Securities at any time.

        All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.

        The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will cause such shares to be listed on each national securities exchange on which the Common Stock is then listed.

          SECTION 11.6  Conversion Price Adjustment.
                        ---------------------------

          If the Company:

             (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

             (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

             (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

             (4) issues by reclassification of its Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the conversion privilege and the conversion rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

        The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

        After such allocation, the conversion privilege and the conversion rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article Eleven.

          SECTION 11.7  Adjustment for Shares Issued Below Market Price.
                        -----------------------------------------------

        If the Company shall pay a dividend, make a distribution or otherwise issue rights, options, or warrants to holders of Common Stock, as such, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having an initial conversion or exchange price per share of Common Stock, if a security convertible or exchangeable into Common Stock) less than the Current Market Price of a share of Common Stock on the record date relating to such dividend, distribution or issuance, then, immediately after such record date, the conversion rate shall be adjusted in accordance with the following formula:

                                        N x P
                                        -----
                                  O +     M
                                  ---------
                        C' = C x  O +   N

where:

  C'                =    the adjusted conversion rate.

  C                 =    the then current conversion rate.

  O                 =    the number of shares of Common
                         Stock outstanding on the record
                         date.

  N                 =    the number of additional shares of
                         Common Stock offered or issuable
                         on the exercise of the rights,
                         options or warrants.

  P                 =    the offering price per share of
                         the additional shares subject to
                         the rights or warrants.

  M                 =    the Current Market Price per share
                         of Common Stock on the record
                         date.

        The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after such record date. If such rights or warrants are not issued, the conversion rate shall be immediately readjusted, effective as of the date when the Board of Directors determines not to issue such rights or warrants, to the conversion rate which would then be in effect if such record date had not been fixed. If such rights or warrants are issued but, at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the conversion rate shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          SECTION 11.8  Adjustment for Other Distributions.
                        ----------------------------------

        If the Company shall set a record date to pay a dividend or make a distribution to holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of (i) securities other than Common Stock, (ii) evidences of its indebtedness, (iii) assets, or (iv) rights, options, or warrants to acquire securities of the Company, then in each such case the conversion rate in effect immediately after the applicable record date shall be adjusted in accordance with the following formula:

                        C' = C x M - F
                                 -----
                                   M

where:

  C'                = the adjusted conversion rate.

  C                 = the then current conversion rate.

  M                 = the Current Market Price per share
                      of Common Stock on the applicable
                      record date.

  F                 = the aggregate fair market value (as
                      reasonably determined in good faith
                      by the Board of Directors of the
                      Company) on the applicable record
                      date of the assets (including cash),
                      indebtedness, securities, rights or
                      warrants divided by the number of
                      outstanding shares of Common Stock.

        The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after such record date. In the event that such distribution is not made, the conversion rate then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to make such distribution, to the conversion rate which would then be in effect if such record date had not been fixed. Such adjustment shall be made successively whenever such a record date is fixed.

        If at the end of the period during which any warrants or rights described by subsection 11.8(iv) are exercisable, not all of such warrants, options, or rights shall have been exercised, the conversion rate shall be immediately readjusted to what it would have been if "F" in the above formula had not included the fair market value on the record date of such expired warrants or rights, but were still divided by the same number of outstanding shares of Common Stock.

        This Section 11.8 shall not apply to cash dividends paid out of the Company's consolidated cumulative earnings after the Issue Date. In addition, this Section 11.8 does not apply to distributions referred to in Section 11.6 or rights, options or warrants referred to in Section 11.7.

        This Section does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company.

        Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in Section 11.7 above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu
                  --- ----
of making any adjustment pursuant to this Section 11.8, make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such conversion is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

        SECTION 11.9  Adjustment for Common Stock Issuances.
                      -------------------------------------

        If the Company issues shares of Common Stock for a consideration per share less than the Current Market Price per share of Common Stock on the date the Company fixes the offering price of such additional shares, the conversion rate shall be adjusted in accordance with the following formula:

                                          P
                                         ---
                                      O + M
                                     -------
                          C' = C   x    A

where:

     C'       =         the adjusted conversion rate.

     C        =         the then current conversion rate.

     O        =         the number of shares outstanding
                        immediately prior to the issuance of
                        such additional shares.

     P        =         the aggregate consideration received
                        for the issuance of such additional
                        shares.

     M        =         the Current Market Price per share on
                        the date of issuance of such additional
                        shares.

     A        =         the number of shares outstanding
                        immediately after the issuance of such
                        additional shares.

        The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

        This Section 11.9 does not apply to (i) any of the transactions described in Sections 11.7, 11.8 or 11.10, (ii) Common Stock issued to the Company's employees under bona fide employee benefit plans, or issued by the
                          ---- ----
Company pursuant to an employment agreement or consulting agreement, which plan or agreement has been adopted or approved by the Board of Directors of the Company and, when required by law, approved by the holders of Common Stock, if such Common Stock would otherwise be covered by this Section 11.9 (but only to the extent that the aggregate number of shares excluded hereby and issued after the Issue Date pursuant to such plans and agreements shall not exceed 15% of the Common Stock outstanding at the time of the adoption of any such plan or agreement, exclusive of antidilution adjustments thereunder), (iii) Common Stock issued to shareholders of any Person which, in an arm's-length transaction, merges into or with the Company, or any Subsidiary of the Company, in proportion to their stock holdings of such Person immediately prior to such merger, upon such merger, (iv) Common Stock issued in a bona fide public offering pursuant to
                                           ---- ----
a firm commitment underwriting by an investment banking firm (except for any such public offering in which the aggregate underwriting discounts and commissions exceed 10%), (v) Common Stock issued in a bona fide private
                                                      ---- ----
placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (the "NASD") (except to the extent that any discount from the Current Market Price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors of the Company and described in a Board Resolution which the Company shall cause to be given to the Conversion Agent, shall exceed 15%), (vi) the Company's Common Stock issued upon the exercise of warrants, rights or options which had been issued for fair value with an exercise price at least equal to the Current Market Price of the Company's Common Stock at the time of issuance of such warrant, right or option, (vii) the exercise of options or warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock pursuant to their terms as outstanding on the Issue Date or (viii) Common Stock issued in connection with a merger exclusively between Richmond Homes and a Wholly Owned Subsidiary of the Company that is not an Unrestricted Subsidiary.

        SECTION 11.10  Adjustment for Issuances of Convertible Securities.
                       --------------------------------------------------

        If the Company issues any securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in Sections 11.7, 11.8, or 11.9) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such securities, or if such securities are not immediately convertible, exchangeable or exercisable, on the date such securities become convertible, exchangeable or exercisable the conversion rate shall be adjusted in accordance with the following formula:


                                          P
                                         ---
                                      O + M
                                     -------
                            C' = C x  O + D

where:

      C'      =        the adjusted conversion rate.

      C       =        the then current conversion rate.

      O       =        the number of shares outstanding
                       immediately prior to the issuance
                       of such securities.

      P       =        the aggregate consideration
                       received for the issuance of such
                       securities.

      M       =        the Current Market Price per share
                       on the date of issuance of such
                       securities or on the date such
                       securities become convertible,
                       exchangeable or exercisable.

      D       =        the maximum number of shares
                       deliverable upon conversion,
                       exchange or exercise of such
                       securities at the initial
                       conversion, exchange or exercise
                       rate.

        The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

        If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the conversion rate shall promptly be readjusted to the conversion rate which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities.

        This Section 11.10 does not apply to (i) securities convertible into or exchangeable or exercisable for Common Stock issued to shareholders of any person which, in an arm's-length transaction, merges into or with the Company, or any subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, (ii) securities convertible into or exercisable or exchangeable for Common Stock issued to the Company's employees under bona fide employee benefit plans, or issued by the Company pursuant to an employment agreement or consulting agreement, which plan or agreement has been adopted or approved by the Board of Directors of the Company and, when required by law, approved by the holders of Common Stock, if such Common Stock would otherwise be covered by this Section 11.10 (but only to the extent that the aggregate number of shares excluded hereby and issued after the Issue Date pursuant to such plans and agreements shall not exceed 15% of the Common Stock outstanding at the time of the adoption of any such plan or agreement, exclusive of antidilution adjustments thereunder), (iii) securities convertible into or exchangeable or exercisable for Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting by an
- ---- ----
investment banking firm (except for any such public offering in which the aggregate underwriting discounts and commissions exceed 10%), or (iv) securities convertible into or exchangeable or exercisable for Common Stock issued in a bona fide private placement through a placement agent which is a member firm of
- ---- ----
the NASD (except to the extent that any discount from the Current Market Price attributable to restrictions on transferability of Common Stock issuable upon conversion, exchange or exercise, as determined in good faith by the Board of Directors of and described in a Board Resolution which the Company shall cause to be given to the Conversion Agent, shall exceed 15%).

        SECTION 11.11  Adjustment to Number of Conversion Shares.
                       -----------------------------------------

        Upon each adjustment of the conversion rate pursuant to this Article Eleven, each Note shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable upon conversion of the Note immediately prior to such adjustment by the conversion rate in effect immediately prior to such adjustment and dividing the product so obtained by the conversion rate in effect immediately after such adjustment. The adjustment pursuant to this Section 11.11 to the number of shares of Common Stock purchasable upon conversion of a Note shall be made each time an adjustment of the conversion rate is made pursuant to this Article Eleven.

        SECTION 11.12  Voluntary Adjustment.
                       --------------------

        The Company at any time may lower the conversion rate, temporarily or otherwise, so long as such action does not cause Common Stock to be issued at less than its par value.

        SECTION 11.13  Current Market Price.
                       --------------------

        In this Article Eleven the "Current Market Price" per share of Common Stock on any date is the average of the last reported sale prices of a share of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not traded thereon, on the NMS, or, if the Common Stock is not then listed on such an exchange or on the NMS, the closing sale prices (or the quoted closing bid prices if there were no sales) as reported by NASDAQ for any 20 consecutive trading days commencing 30 trading days before the date in question. In the absence of one or more such quotations, the Board of Directors reasonably and in good faith shall determine the Current Market Price.

        SECTION 11.14  Consideration Received.
                       ----------------------

        For purposes of any computation respecting consideration received pursuant to Sections 11.9 and 11.10, the following shall apply:

             (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in
                                                               --------
     no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

             (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof) and described in a Board Resolution which shall be filed with the Trustee; and

             (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this Section).

        SECTION 11.15  When Adjustment May Be Deferred.
                       -------------------------------

        No adjustment in the conversion rate need be made unless the adjustment would require a change of at least l% in the conversion rate then in effect; provided, however, that any adjustments that would otherwise be required to be
- --------  -------
made shall be carried forward and taken into account in any subsequent adjustment.

        All calculations under this Article Eleven shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        In any case in which this Article Eleven shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such Holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 11.3; provided,
                                                                     --------
however, that the Company shall deliver to such Holder a due bill or other
- -------
appropriate instrument evidencing such Holder's rights to receive such additional shares of Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

        SECTION 11.16  When No Adjustment Required.
                       ---------------------------

        No adjustment need be made for a change in the par value or no par value of the Common Stock.

        SECTION 11.17  Notice of Adjustment.
                       --------------------

        Whenever the conversion rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee an Officers' Certificate or a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

        SECTION 11.18  Notice of Certain Transactions.
                       ------------------------------
        If:

             (1) the Company proposes to take any action that would require an adjustment in the conversion rate,

             (2) the Company proposes to take any action that would require a supplemental indenture pursuant to Section 11.19, or

             (3)  there is a proposed liquidation or dissolution of the Company,

the Company shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect therein shall not affect the validity of the transaction.

        SECTION 11.19  Reorganization of the Company.
                       -----------------------------

        If the Company is a party to a transaction subject to Section 5.1 or a merger which reclassifies or changes its outstanding Common Stock, the successor corporation shall enter into a supplemental indenture which shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have owned immediately after the consolidation, merger, transfer or lease if such Holder had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Eleven. The successor Company shall mail to Holders a notice briefly describing the supplemental indenture.

        If this Section applies to any such transaction, reclassification or change, Sections 11.6 through 11.10 shall not apply thereto.

        SECTION 11.20  Trustee's Disclaimer.
                       --------------------

        The Trustee shall have no duty to determine whether an adjustment under this Article Eleven or under the terms of the Securities shall be made, or if made, whether such adjustment was properly made. The Trustee shall have no duty to determine whether any supplemental indenture required by Section 11.19 meets the requirements of such Section 11.19.


                                ARTICLE TWELVE

                                 SUBORDINATION

        SECTION 12.1  Securities Subordinated to Senior Indebtedness.
                      ----------------------------------------------

        Each Holder, by accepting Securities, agrees that (a) the payment of the principal of and interest on the Securities and (b) any payment on account of the acquisition or redemption of the Securities by the

Company (including, without limitation, pursuant to Section 4.10) is subordinated to the extent and in the manner provided in this Article Twelve, to the prior payment in full of all Senior Indebtedness of the Company and that these subordination provisions are for the benefit of the holders of such Senior Indebtedness.

        This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        SECTION 12.2  No Payment on Securities in Certain Circumstances.
                      -------------------------------------------------

          (a) No payment shall be made by the Company on account of the principal of, premium, if any, or interest on the Securities or to defease or acquire any of the Securities (including repurchases of Securities pursuant to Section 4.10) for cash or property, or on account of the redemption provisions of the Securities, (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and interest on (including any post-petition interest) such Senior Indebtedness and all other obligations in respect thereof shall first be paid in full or such payment is duly provided for, or (ii) upon an event of default in payment of any principal of, premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          (b) Upon the occurrence of an event of default (other than a Payment Default) with respect to any Senior Indebtedness, as such event of default is defined in the instrument under which it is outstanding, permitting the holders (or any requisite percentage thereof) to accelerate the maturity thereof or demand payment upon written notice of such event of default given to the Company and the Trustee by the Company holders of an aggregate of $10,000,000 principal amount outstanding of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default shall have been cured or waived or shall have otherwise ceased to exist, no payment shall be made by the Company on account of the principal of or premium, if any, or interest on the Securities, or to defease or acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in any such case. Notwithstanding the foregoing, unless (a) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth, above (the "Payment Blockage Period"), and (b) such declaration has not been rescinded or waived, subject to Section 12.2(a), the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall
              --------  -------
be given within a period of any 360 consecutive days and (ii) no event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

          (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company on account of principal of or interest on the Securities or to defease or acquire any of the Securities (including repurchases of Securities pursuant to Section 4.10) for cash, property or securities, or on account of the redemption provisions of the Securities shall be made by the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment or distribution was prohibited by the provisions of this Section 12.2, then, unless such payment or distribution is no longer prohibited by this
Section 12.2, such payment or distribution (subject to the provisions of Sections 12.6 and 12.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts on account of the Senior Indebtedness of the Company held or represented by each, to the extent necessary to enable payment in full (except as such payment otherwise shall have been provided for, of all Senior Indebtedness of the Company remaining unpaid, after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative thereof) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

        SECTION 12.3  Securities Subordinated to Prior Payment of all Senior
                      ------------------------------------------------------
Indebtedness on Dissolution, Liquidation or Reorganization.
- ----------------------------------------------------------

        Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

          (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full (or to have such payment duly provided for) of the principal of and interest and other amounts payable in respect thereof, before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Securities;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Twelve, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Indebtedness of the Company or their representative, ratably according to the respective amounts of Senior Indebtedness of the Company held or represented by each, to the extent necessary to make payment in full (or have such payment duly provided for) of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on the Securities before all Senior Indebtedness of the Company is paid in full, or provision made for its payment, such payment or distribution (subject to the provisions of Sections 12.6 and 12.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness of the Company held or represented by each, to the extent necessary to make payment in full (except as such payment otherwise shall have been provided for) of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

        The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

        SECTION 12.4  Holders to Be Subrogated to Rights of Holders of Senior
                      -------------------------------------------------------
Indebtedness.
- ------------

        Subject to the payment in full of all Senior Indebtedness of the Company, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

        If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

        SECTION 12.5  Obligations of the Company Unconditional.
                      ----------------------------------------

        Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Senior Indebtedness in respect of cash, property or Securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article Twelve or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

        SECTION 12.6  Trustee Entitled to Assume Payments Not Prohibited in
                      -----------------------------------------------------
Absence of Notice.
- -----------------

        The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than three Business Days prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

        SECTION 12.7  Application by Trustee of Assets Deposited with It.
                      --------------------------------------------------

        U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.1 or 8.2 shall be for the sole benefit of the Holders and, to the extent (i) the making of such deposit by The Company shall not have been in contravention of any term or provision of any agreement creating or evidencing Senior Indebtedness of the Company and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Twelve. Otherwise, any deposit of assets by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided, that, if prior to the third
                                    --------  ----
Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

        SECTION 12.8  Subordination Rights Not Impaired by Acts or Omissions
                      ------------------------------------------------------
of the Company or Holders of Senior Indebtedness.
- ------------------------------------------------

        No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article Twelve shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

        SECTION 12.9  Holders Authorize Trustee to Effectuate Subordination of
                      --------------------------------------------------------
Securities.
- ----------

        Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article Twelve and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 12.10  Right of Trustee to Hold Senior Indebtedness.
                       --------------------------------------------

        The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

        SECTION 12.11  Article Twelve Not to Prevent Events of Default.
                       -----------------------------------------------

        The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

        SECTION 12.12  No Fiduciary Duty of Trustee to Holders of Senior
                       -------------------------------------------------
Indebtedness.
- ------------

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

        SECTION 13.1  TIA Controls.
                      ------------

        If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

        SECTION 13.2  Notices.
                      -------

        Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to the Company or any Guarantor:

               M.D.C. Holdings, Inc.
               3600 South Yosemite Street,
               Suite 900
               Denver, Colorado  80237
               Telecopy No.:  (303) 793-2760
               Attention:  Chief Financial Officer
               if to the Trustee:

               First Bank National Association
               180 East Fifth Street
               St. Paul, Minnesota  55101
               Telecopy No.:  (612) 244-4300
               Attention:  Corporate Trust Department

        The Company or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

        Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 13.3  Communications by Holders with Other Holders.
                      --------------------------------------------

        Holders may communicate pursuant to TIA (S)312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
(S) 312(c).

        SECTION 13.4  Certificate and Opinion as to Conditions Precedent.
                      --------------------------------------------------

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

             (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 13.5  Statements Required in Certificate or Opinion.
                      ---------------------------------------------

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided,
                                                                --------
     however, that with respect to matters of fact an Opinion of Counsel may
     -------
     rely on an Officers' Certificate or certificates of public officials.

        SECTION 13.6  Rules by Trustee, Paying Agent, Registrar.
                      -----------------------------------------

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its respective function.

        SECTION 13.7  Legal Holidays.
                      --------------

        A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        SECTION 13.8  Governing Law.
                      -------------

        THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING IN BOROUGH OF MANHATTAN IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

        SECTION 13.9  No Adverse Interpretation of Other Agreements.
                      ---------------------------------------------

        This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 13.10  No Recourse Against Others.
                       --------------------------

        A director, officer, employee, stockholder or incorporator, as such, of the Company or its Subsidiaries shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

        SECTION 13.11  Successors.
                       ----------

        All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

        SECTION 13.12  Duplicate Originals.
                       -------------------

        All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

        SECTION 13.13  Severability.
                       ------------

        In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

        SECTION 13.14  Table of Contents, Headings, etc.
                       ---------------------------------

        The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                      M.D.C. HOLDINGS, INC.


                                      By: /s/ Spencer I. Browne
                                        -----------------------------
                                        Name:  Spencer I. Browne
                                        Title: President


[Seal]

Attest: /s/ Paris G. Reece
        ------------------


                                      FIRST BANK NATIONAL ASSOCIATION,
                                      as Trustee


                                      By:
                                        -----------------------------
                                        Name:
                                        Title:


Attest:

                                  SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                      M.D.C. HOLDINGS, INC.


                                      By:
                                        -----------------------------
                                        Name:
                                        Title:


[Seal]

Attest:


                                      FIRST BANK NATIONAL ASSOCIATION,
                                      as Trustee


                                      By: /s/ Scott Strodthoff
                                        -----------------------------
                                        Name:  Scott Strodthoff
                                        Title: Assistant Vice President




Attest: /s/ D. Chalupsky
        ----------------

                                    EXHIBITS

               Exhibit A - Form of Note
               Exhibit B - Form of Senior Notes Indenture

                                                                       Exhibit A


                                 [FORM OF NOTE]

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA AND THE TERMS OF A CERTAIN PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE INITIALLY SOLD.

                             M.D.C. HOLDINGS, INC.

                      8-3/4% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2005


No.                                                      $

        M.D.C. Holdings, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____ Dollars, on December 15, 2005.

        Interest Payment Dates:  December 15 and June 15.

        Record Dates:  December 1 and June 1.

        Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.


                              M.D.C. HOLDINGS, INC.



                              By:
                                   ---------------------------
                                    [Name]
                                    [Title]

Attest:



- -----------------------------
[Name]
[Assistant] Secretary

[Seal]

[FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Notes described in the within-mentioned Indenture.

                          FIRST BANK NATIONAL ASSOCIATION
                          as Trustee


                          By:
                              ------------------------------
                              Authorized Signatory


Dated:

                             M.D.C. HOLDINGS, INC.


                      8-3/4% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2005


1.   Interest.
     --------

        M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 8-3/4% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 8-3/4% per annum compounded semi-annually.

        The Company will pay interest semi-annually on December 15 and June 15 of each year (each, an "Interest Payment Date"), commencing June 15, 1994. Interest on the Notes will accrue from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for; provided that, if there is no existing Default in the payment of interest and if
- --------
this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.   Method of Payment.
     -----------------

        The Company shall pay interest on the Notes (except defaulted interest) to the persons in whose names such Notes are registered at the close of business on December 1 or June 1 preceding such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

3.   Paying Agent, Registrar and Conversion Agent.
     --------------------------------------------

        Initially, First Bank National Association (the "Trustee"), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. Subject to limitations under certain circumstances, the Company, its Subsidiaries or Affiliates may act as Paying Agent, Registrar, co-Registrar or Conversion Agent.

4.   Indenture.
     ---------

        The Company issued the Notes under an Indenture, dated as of December 15, 1993 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured, subordinated obligations of the Company limited in aggregate principal amount to $50,000,000.

5.   Redemption.
     ----------

        The Notes may not be so redeemed before December 15, 1998. The Notes may be redeemed in whole or from time to time in part at any time on and after December 15, 1998, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest, if any, to the Redemption Date.

        If redeemed during
        the 12-month period
        beginning December 15     Redemption Price
        ---------------------     ----------------
        1998..................         105%
        1999..................         104%
        2000..................         103%
        2001..................         102%
        2002..................         101%
        2003 and thereafter...         100%

        In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis by lot or in such other
                                        --------
manner as it deems appropriate and fair. The Notes may be redeemed in part only in multiples of $1,000 of principal amount.

        Any such redemption will comply with Article Three of the Indenture.

6.   Notice of Redemption.
     --------------------

        Notice of redemption will be mailed by first class mail at least 15 days and not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his address then shown upon the books of the registrar. Notes in denominations larger than $1,000 may be redeemed in part. Any notice that relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued.

        Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on or before such Redemption Date, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

        The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.   Conversion.
     ----------

        A Holder of a Note may convert it into Common Stock of the Company at any time prior to the close of business on December 15, 2005, subject to prior redemption or repurchase, to convert such Notes or portion thereof (which are $1,000 or integral multiples thereof) into Common Stock of the Company, at the conversion rate computed in compliance with the Indenture. The initial conversion rate is $7.75 principal amount of Notes for each share of Common Stock (initially equal to 129.03 shares of Common Stock per $1,000 principal amount of the Notes), subject to adjustment in certain events. The Company will deliver a check in lieu of any fractional share. On conversion, no payment or adjustment for interest accrued on the Notes will be made nor for dividends on the Common Stock issued on conversion. If any Note is converted between the record date for the payment of interest and the next succeeding interest payment date, such Note must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted (unless such Note shall have been called for redemption, in which case no such payment shall be required), and the interest on the principal amount of the Note being converted will be paid on such next succeeding Interest Payment Date to the registered holder of such Note on the immediately preceding record date except as provided in the Indenture. A Note converted on an Interest Payment Date need not be accompanied by any payment, and the interest on the principal amount of the Note being converted will be paid on such interest payment date to the registered holder of such Note on the immediately preceding record date, except as provided by the Indenture.

        To convert a Note a Holder must (1) complete and sign the conversion notice on the back of the Note, (2) surrender the Note to the Conversion Agent,
(3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Note if the portion is $1,000 or a whole multiple of $1,000.

9.   Subordination.
     -------------

        The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). Each Holder by accepting a Note agrees to such subordination and authorizes the Trustee to give it effect.

10.  Persons Deemed Owners.
     ---------------------

        The registered Holder of a Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money.
     ---------------

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

        If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding, among other things, its obligation to pay the principal of and interest on the Notes).

13.  Amendment; Supplement; Waiver.
     -----------------------------

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

14.  Restrictive Covenants.
     ---------------------

        The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, enter into transactions with Affiliates, and a limitation on the ability of the Company to merge or consolidate with any other Person. The limitations are subject to many important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.  Change of Control.
     -----------------

        In the event that a Change of Control (as defined in Section 4.10 of the Indenture) has occurred, each Holder will have the right, at such Holder's option, subject to the terms and conditions set forth in the Indenture, to require the Company to repurchase in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Notes.

16.  Successors.
     ----------

        When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

17.  Defaults and Remedies.
     ---------------------

        If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.1 (4) and (5) of the Indenture), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Accelera-tion Notice"), may declare all principal, determined as set forth below, including in each case accrued interest thereon, or, as appropriate, the Change of Control Purchase Price to be due and payable immediately. If an Event of Default specified in Sections 6.1 (4) or (5) of the Indenture, relating to the Company or any of its Material Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. Subject to certain conditions being met, the Holders of no less than a majority in aggregate principal amount of the Notes then outstanding generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived. Holders may not enforce the Indenture or the Notes, except as provided in the Indenture.

18.  No Recourse Against Others.
     --------------------------

        No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.  Authentication.
     --------------

        This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.  Abbreviations and Defined Terms.
     -------------------------------

        Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21.  CUSIP Numbers.
     -------------

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22.  Trustee Dealings with the Company.
     ---------------------------------

        The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company, its Subsidiaries or its Affiliates, as if it were not Trustee.

                              [FORM OF] ASSIGNMENT

     I or we assign this Note to

_________________________________________________________

_________________________________________________________

_________________________________________________________
(Print or type name, address and zip code of assignee)

Insert Social Security or other identifying number of assignee:

_________________________

and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:  __________ Signed:  _________________________

_____________________________________________________
(Sign exactly as name appears on
the other side of this Note)

                         [FORM OF ELECTION TO CONVERT]

                               CONVERSION NOTICE

          To convert this Note into Common Stock of the Company, check the box:

                                      [_]

          To convert only part of this Note, state the amount (must be in multiples of $1,000):

          $_____________________________

          If you want the stock certificate made out in another person's name, fill in the form below:

_______________________________________

_______________________________________

_______________________________________

_______________________________________

(Print or type other person's name, address, including zip code, and social security or other taxpayer identification number)

Dated:  __________ Signed:  _________________________

_____________________________________________________
(Sign exactly as name appears on the other side of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box:

                                    [_]

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, as the case may be, state the amount you want to be purchased: $________



Date:  ________________  Signature:____________________________
                                    (Sign exactly as your name
                                    appears on the other side
                                    of this Note)


Signature Guarantee:  ___________________________________